Exhibit 10.1

ASSET PURCHASE AND
BALANCE SHEET ENHANCEMENT AGREEMENT

Dated:	November 24, 2008

Between:	Rotoblock Corporation
300 B Street
Santa Rosa, CA 95401 (“Company”)

And:	Chien-Chih Liu
125 Mt. Baldy Ct.
Roseville, CA 95747 (“Liu”)

Recitals

WHEREAS, the Company is engaged in discussions with select investors who may be willing to provide the Company with a loan for additional working capital (“Investor Loan”) ; and

WHEREAS, the Company considers it to be in its best interest and in the best interest of its shareholders that its balance sheet be enhanced by the addition of certain real property assets; and

WHEREAS, such balance sheet enhancement would make available assets to provide collateral for the Investor Loan; and

WHEREAS, Liu is the Company’s President/CEO and is willing to sell to the Company a partial interest in certain real property (“Real Property”) for purposes of balance sheet enhancement and the Company desires to acquire the Real Property, subject to the terms and conditions of this Agreement.

NOW THEREFORE, in consideration of the foregoing and other good and valuable consideration, the parties hereby agree as follows:

1.           Sale and Purchase of the Real Property.

Liu hereby sells, conveys, transfers and assigns to the Company and the Company hereby purchases from Liu a twenty-five percent (25%) undivided interest as a tenant-in-common (“Transferred Interest”) in the Real Property located at 5555 Yosemite Ave., Merced, CA 95340, as more particularly described in Exhibit A attached hereto and incorporated herein by this reference.

2.           Purchase Price and Payment.

 The Purchase Price for the Transferred Interest is Two Hundred Fifty Thousand Dollars ( $250,000.00). Attached hereto as Exhibit B, and incorporated herein by reference,  is a copy of the 2008-2009 Merced County Real Property Tax Bill showing the tax assessed value of $1,082,430 for the Real Property. The Company shall pay the Purchase Price by the issuance and delivery  to Liu of Ten Million (10,000,000) shares of the Company Common Stock (“Common Stock”), based on a price per share of $0.025. The Company and Liu acknowledge that the closing price of the Company’s Common Stock on the OTC Bulletin Board as of the date of this Agreement was $0.04 per share. However, as a result of the restrictions on transferability of the Common Stock, as more particularly described in Section 3 of this Agreement, it is deemed appropriate to reduce the fair market value of the Common Stock for purposes of this Agreement

3.           Common Stock as Restricted Securities.

Liu acknowledges that the shares of Common Stock are characterized as “restricted securities” under the Securities Act of 1933 and that consequently the transferability and resale of the Common Stock will be limited. Liu further acknowledges that the certificate evidencing the Common Stock will bear a legend in substantially the following form:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.  THE SHARES HAVE BEEN ACQUIRED WITHOUT A VIEW TO DISTRIBUTION AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SHARES UNDER THE ACT AND UNDER ANY APPLICABLE SECURITIES LAWS, OR AN OPINION OF COUNSEL ACCEPTABLE TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED AS TO SUCH SALE OR OFFER.

4.           Restrictions on Use of Partial Interest.

The Company may use the Partial Interest only as collateral to secure the Investor Loan. The Company may not otherwise assign, transfer, sell or  convey the Partial Interest, or any portion thereof, without the prior written consent of Liu which shall be in his absolute discretion.

5.           Right of Repurchase/ Reconveyance of Property.

In the event the Company does not obtain the Investor Loan within twelve months (12) of the date of this Agreement, the Company shall convey, transfer and assign the Partial Interest to Liu by warranty deed, free and clear of all liens and encumbrances and Liu shall assign, transfer and deliver the Common Stock to the Company, free and clear of all liens and encumbrances.

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6.           Closing of Agreement.

           The closing of the transactions contemplated by this Agreement shall be  on or about November 18, 2008 and shall take place at the offices of the Company, or such other location and time as the parties hereto mutually agree upon, which time and place shall be designated as the “Closing”. In addition to any other documents to be delivered under other provisions of this Agreement, at Closing:

(a)	Liu will deliver a Warranty Deed for the Partial Interest to the Company.

(b)       The Company will deliver to Liu a certificate for the Common Stock.

(c)	The parties will execute and deliver any and all other documents and instructions reasonably necessary and appropriate to the transactions contemplated by this Agreement.

7.           Public Announcements and Disclosures of Transaction.

The Company and Liu will cooperate in the preparation, filing and dissemination of any and all public announcements and disclosures of the transactions contemplated by this Agreement as required under the Securities Exchange Act of 1934 and the rules and regulations of the Securities and Exchange Commission thereunder.

8.	Miscellaneous

8.1	Successors and Assigns

The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as may be expressly provided in this Agreement.

8.2	Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the State of California.

8.3	Counterparts

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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                        8.4      Titles and Subtitles

The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

8.5	Notices

           All notices required or permitted to be given under this Agreement shall be in writing. Notices may be served by certified or registered mail, postage pre-paid with return receipt requested; by private courier, prepaid; by facsimile or other telecommunications device, or personally. Mailed notices shall be deemed delivered five (5) days after mailing, properly addressed. Notices by courier shall be deemed delivered on the date that the courier warrants that delivery occurred. Telecommunications notices shall be deemed delivered when receipt is confirmed by confirming transmission. Unless a party changes its address by giving notice to the other party as provided herein, notices shall be delivered to the parties at the addresses set forth on the signature page of this Agreement.

To the Company:

Rotoblock Corporation
300 B Street
Santa Rosa, CA 95401
Attention: Maria Petrovska
Facsimile: (707) 324-8112

To: Liu

Chien-Chih Liu
125 Mt. Baldy Ct.
Roseville, CA 95747
Email: liugene@sbcglobal.net

8.6	Attorneys’ Fees

If any suit or action arising out of or related to  this Agreement is brought by any party, the prevailing party shall be entitled to recover its cots and fees, including reason attorneys’ fees, incurred by such party in such suit or action, including any appellate proceeding.

8.7	Amendments and Waivers

After Closing, any provision of this Agreement may be amended and the observance of any provision may be waived only with the written consent of the Company and Liu.

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8.8	Severability

If one or more of the provisions of this Agreement is held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

8.9	Entire Agreement

This Agreement and the other documents delivered at Closing constitute the full and entire understanding and agreement between the parties with respect to the subject matter hereof and supersede all prior agreements with respect to the subject matter of this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

ROTOBLOCK CORPORATION

By: /s/ Mariya Petrovska, Corporate Secretary

LIU

/s/ Chien Chih- Liu

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